UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

BALTIC TRADING LIMITED

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On November 12, 2013, Baltic Trading Limited (“Baltic Trading”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Baltic Trading agreed to sell to the Underwriters an aggregate of 11,000,000 shares (together with the 1,650,000 additional shares referred to below, the “Shares”) of common stock, par value $0.01 per share, of Baltic Trading (the “Common Stock”), at a purchase price of $4.37 per share (the “Purchase Price”), which reflects a price to the public of $4.60 per share less underwriting discounts and commissions of $0.23 per share.  In connection with this offering, Baltic Trading granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 shares of Common Stock at a price per share equal to the Purchase Price, which was exercised in full.  The offering of the Common Stock has been registered under the Securities Act by Baltic Trading as part of its registration statement on Form S-3 (No. 333-168700) filed with the SEC.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights and obligations of the parties.  The closing is expected to occur and delivery of the Shares is expected to be made on November 18, 2013.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 and is incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

Pursuant to the Subscription Agreement dated as of March 3, 2010 between Baltic Trading and Genco Investments LLC (“Genco Investments”), Genco Investments is entitled to anti-dilution rights in which it receives a number of shares of Class B Stock of Baltic Trading, par value $0.01 per share (“Class B Stock”) equal to 2% of the number of shares of Common Stock issued from time to time, excluding any shares of Common Stock issued as an award or issuable upon exercise of an award under our 2010 Equity Incentive Plan.  Baltic Trading will therefore issue to Genco Investments a total of 253,000 shares of Class B Stock in connection with the issuance of Common Stock pursuant to the Underwriting Agreement, delivery of which is expected to be made on November 18, 2013.  These additional shares are to be issued for no additional consideration.  Holders of shares of Class B Stock may elect at any time to have such shares converted into shares of Common Stock on a one-for-one basis.  The Class B Stock is issued to Genco Investments pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2013, among Baltic Trading and Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for Baltic Trading, as to the legality of the shares of the Common Stock being sold by Baltic Trading.

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for Baltic Trading, as to the legality of the Rights attached to the Common Stock being sold by Baltic Trading.

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for Baltic Trading, as to certain tax matters related to the Common Stock being sold by Baltic Trading.

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for Baltic Trading, as to certain tax matters related to the Common Stock being sold by Baltic Trading.

23.1	Consents of Reeder & Simpson P.C., Marshall Islands counsel for Baltic Trading (contained in Exhibits 5.1, and 8.1).

23.2	Consents of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for Baltic Trading (contained in Exhibits 5.2, and 8.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: November 18, 2013

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2013, among Baltic Trading and Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for Baltic Trading, as to the legality of the shares of the Common Stock being sold by Baltic Trading.

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for Baltic Trading, as to the legality of the Rights attached to the Common Stock being sold by Baltic Trading.

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for Baltic Trading, as to certain tax matters related to the Common Stock being sold by Baltic Trading.

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for Baltic Trading, as to certain tax matters related to the Common Stock being sold by Baltic Trading.

23.1	Consents of Reeder & Simpson P.C., Marshall Islands counsel for Baltic Trading (contained in Exhibits 5.1, and 8.1).

23.2	Consents of Kramer Levin Naftalis & Frankel LLP, U.S. counsel for Baltic Trading (contained in Exhibits 5.2, and 8.2).